UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 22, 2006, Talk America Holdings, Inc., a Delaware corporation (the "Company"), Cavalier Telephone Corporation, a Delaware corporation ("Cavalier"), and Cavalier Acquisition Corp., a Delaware corporation and an indirectly wholly owned subsidiary of Cavalier ("Merger Subsidiary") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation.

Immediately prior to the execution of the Merger Agreement, the Company and Stocktrans, Inc. entered into an amendment (the "Rights Agreement Amendment") to the Rights Agreement dated as of August 19, 1999, as amended as of September 19, 2001 and December 13, 2002 (the "Rights Agreement").

The Merger Agreement

At the effective time and as a result of the Merger, (i) the Company will become an indirectly wholly owned subsidiary of Cavalier and (ii) each share of Company common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $8.10 in cash (the "Merger Consideration"). Each outstanding option or warrant to purchase the Company's common stock of a per share exercise price lower than the Merger Consideration will be converted into the right to receive a cash amount equal to the Merger Consideration less the exercise price for such option or warrant, as the case may be, net of any applicable taxes.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause its stockholder meeting to be held to consider adoption of the Merger Agreement and (iv) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement. In addition, the Company made certain additional customary covenants, including among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning or provide confidential information in connection with alternative business combination transactions.

Consummation of the Merger is subject to a number of conditions, including (i) approval by the Company's stockholders, (ii) receipt of applicable consents from the Federal Communications Commission, (iii) receipt of applicable approvals from state public service or utilities commissions (or similar state regulatory agencies) that regulate the Company's business, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (v) absence of any law or order prohibiting the consummation of the Merger, (vi) the Company’s meeting of a minimum financial performance measure for the quarter ending September 30, 2006 and (vii) subject to certain specified exceptions, the absence of any material adverse effect with respect to the Company's business.

The Company may terminate the Merger Agreement under certain circumstances, including, prior to the adoption of the Merger Agreement by its stockholders, if the Company's board of directors determines in good faith, in the exercise of its fiduciary duties, that it has received an unsolicited bona fide "superior proposal", as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement (including giving Cavalier the opportunity to make an offer that is at least as favorable to the Company's stockholders as such "superior proposal"). In connection with such termination, the Company must pay a fee of $6.25 million to Cavalier plus up to an additional $1.25 million as reimbursement for expenses. In certain other termination circumstances, the Merger Agreement provides for the Company to pay Cavalier the termination fee of $6.25 million or up to $1.25 million as reimbursement for expenses or both.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Cavalier. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosures that the parties exchanged in connection with signing the Merger Agreement. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosures.

The Rights Agreement

On September 22, 2006, prior to execution of the Merger Agreement, the Company amended its Rights Agreement to make the rights issued pursuant to the Rights Agreement inapplicable to the Merger and related transactions contemplated by the Merger Agreement in accordance with the terms thereof. In particular, neither Cavalier, Merger Subsidiary nor any of their affiliates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Additional Information

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Company stockholder approval of the Merger or the failure to obtain regulatory approvals or satisfy the other conditions to the Merger, including the third quarter, 2006 performance measure; the termination of the Merger Agreement prior to the closing; the Merger may not close in the expected time-frame; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company. Free copies of the Company's filings may be obtained by directing a request to Talk America Holdings, Inc, 6805 Route 202. New Hope, PA 18938.

Participants in the Solicitation

The Company, Cavalier and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from the Company's stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company's executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Agreement and Plan of Merger, dated as of September 22, 2006, by and among Talk America Holdings, Inc., Cavalier Telephone Corporation and Cavalier Acquisition Corp.

10.1 Third Amendment to Rights Agreement, dated as of September 22, 2006, amending the Rights Agreement, dated as of August 19, 1999, as amended as of September 19, 2001 and December 13, 2002, between Talk America Holdings, Inc. and Stocktrans, Inc., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

2.1 Agreement and Plan of Merger, dated as of September 22, 2006, by and among Talk America Holdings, Inc., Cavalier Telephone Corporation and Cavalier Acquisition Corp.

10.1 Third Amendment to Rights Agreement, dated as of September 22, 2006, amending the Rights Agreement, dated as of August 19, 1999, as amended as of September 19, 2001 and December 13, 2002, between Talk America Holdings, Inc. and Stocktrans, Inc., as Rights Agent.